Exhibit 5.02

December 20, 2011

VC Aviation Services, LLC

Visteon Global Technologies, Inc.

One Village Center Drive

Van Buren Township, MI 48111

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (as supplemented or amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2011, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) shares of common stock, par value $0.01 per share (“Common Stock”) of Visteon Corporation, a Delaware corporation (the “Company”); (ii) one or more series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of senior or subordinated debt securities (“Debt Securities”) of the Company, which may be guaranteed by one or more of the Company, VC Aviation Services, LLC, a Michigan limited liability company (“VC Aviation Services”), Visteon Global Technologies, Inc., a Michigan corporation (“Visteon Global Technologies” and together with VC Aviation Services, the “Michigan Registrants”), and the other registrants listed on the Registration Statement (collectively and together with the Michigan Registrants, the “Co-Registrants”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (v) shares of Preferred Stock represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (“Depositary Shares”); (vi) stock purchase units (“Stock Purchase Units”); and (vii) stock purchase contracts obligating holders to purchase Common Stock at a future date or dates (“Stock Purchase Contracts” and together with the Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares and Stock Purchase Units, “Securities”).

I have examined the Registration Statement and such records, certificates and documents as I have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

December 20, 2011

Based on and subject to the foregoing, it is my opinion that each of the Michigan Guarantors are duly organized, validly existing and in good standing under the laws of the State of Michigan.

My opinion expressed above with respect to the good standing of the Michigan Guarantors is based solely on a Certificate of Good Standing issued with respect to the VC Aviation Services by the Secretary of State of Michigan, dated as of a recent date hereof, and with respect to the Visteon Global Technologies by the Secretary of State of Michigan, dated as of a recent date hereof.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the State of Michigan be changed by legislative action, judicial decision or otherwise after the effective date of the Registration Statement.

This opinion is furnished in connection with the filing of the Registration Statement, which will be incorporated by reference into the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely on this opinion to the same extent as if it were an addressee hereof.

I hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ Michael Sharnas
Name: Michael Sharnas
Title: Vice President and General Counsel